UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2005
Commission File Number 1-5097
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Agreement.
                      Johnson Controls, Inc. (the “Company”) maintains the Johnson Controls, Inc. 2001 Restricted Stock Plan (the “Restricted Stock Plan”) and from time to time grants restricted stock awards to executive officers and other key employees of the Company or its subsidiaries under the Restricted Stock Plan. On November 15, 2005, the Compensation Committee of the Board of Directors of the Company approved awards of restricted stock to executive officers of the Company under the Restricted Stock Plan that will be effective January 3, 2006. The awards will provide for a vesting period of 50% after 2 years from award effective date and the remaining 50% after 4 years from award effective date. Pending vesting, recipients will be able to vote the shares. Any dividends paid with respect to unvested shares will be subject to the same terms and conditions (including risk of forfeiture) as the unvested shares to which they relate. Shares vest in full upon death or disability. In the event of retirement, vesting continues assuming the recipient does not engage in inimical conduct. Any other termination of employment results in the forfeiture of unvested shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
BY:
R. Bruce McDonald
Vice President and Chief Financial Officer

     Date: November 21, 2005

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